Exhibit 20.7
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                        For the Month of February 1998
                      Distribution Date of March 16, 1998
                           Servicer Certificate #11

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $360,247,735.24
Beginning Pool Factor                                           0.7386020

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $11,939,274.19
     Interest Collected                                     $3,120,757.60

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $752,632.58
Total Additional Deposits                                     $752,632.58

Repos / Chargeoffs                                          $1,376,786.24
Aggregate Number of Notes Charged Off                                 113

Total Available Funds                                      $15,812,664.37

Ending Pool Balance                                       $346,931,674.81
Ending Pool Factor                                              0.7113006

Servicing Fee                                                 $300,206.45

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $19,234,898.22
     Target Percentage                                               5.25%
     Target Balance                                        $18,213,912.93
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                   ($1,020,985.29)
     Ending Balance                                        $18,213,912.93

Current Weighted Average APR:                                      10.162%
Current Weighted Average Remaining Term (months):                   40.06

Delinquencies                                              Dollars       Notes
     Installments:              1 - 30 days            $2,816,303.61     2,183
                                31 - 60 days             $622,981.03       544
                                60+  days                $212,883.94       116

     Total:                                            $3,652,168.58     2,191

     Balances:                  60+  days              $4,252,470.11       116

Memo Item - Reserve Account
     Prior Month                                      $18,913,006.10
+    Invest. Income                                       $99,222.23
+    Excess Serv.                                        $222,669.89
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $19,234,898.22

Exhibit 20.7
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of February 1998

                                                                           NOTES
                                     (Money Market)
                                            TOTAL        CLASS A - 1        CLASS A - 2        CLASS A - 3       CLASS B NOTES
                                     $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                     0.00%            100.00%              0.00%             0.00%
     Coupon                                                      5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance               $360,247,735.24
Ending Pool Balance                  $346,931,674.81

Collected Principal                   $11,939,274.19
Collected Interest                     $3,120,757.60
Charge - Offs                          $1,376,786.24
Liquidation Proceeds / Recoveries        $752,632.58
Servicing                                $300,206.45
Cash Transfer from Reserve Account             $0.00
Total Collections Available
  for Debt Service                    $15,512,457.92

Beginning Balance                    $360,247,735.24              $0.00    $166,747,735.24    $176,000,000.00    $17,500,000.00

Interest Due                           $1,973,727.60              $0.00        $882,373.43        $990,000.00       $101,354.17
Interest Paid                          $1,973,727.60              $0.00        $882,373.43        $990,000.00       $101,354.17
Principal Due                         $13,316,060.43              $0.00     $13,316,060.43              $0.00             $0.00
Principal Paid                        $13,316,060.43              $0.00     $13,316,060.43              $0.00             $0.00

Ending Balance                       $346,931,674.81              $0.00    $153,431,674.81    $176,000,000.00    $17,500,000.00
Note / Certificate Pool Factor                                   0.0000             0.6927             1.0000            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                   $15,289,788.03              $0.00     $14,198,433.86        $990,000.00       $101,354.17

Interest Shortfall                             $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                            $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                           $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                         $222,669.89
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance        $19,234,898.22
(Release) / Draw                      ($1,020,985.29)
Ending Reserve Acct Balance           $18,213,912.93

Exhibit 20.7
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of February 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                   4                  3                  2                   1
                                         Oct-97              Nov-97              Dec-97            Jan-98             Feb-98
Beginning Pool Balance               $417,523,393.85     $403,038,476.23    $391,635,519.65    $376,878,114.73    $360,247,735.24

A)   Loss Trigger:
Principal of Contracts Charged Off       $752,002.24         $792,482.49        $726,667.97       $1,027,934.74     $1,376,786.24
Recoveries                             $1,104,366.34         $562,328.56        $504,699.03         $670,263.72       $752,632.58

Total Charged Off (Months 5, 4, 3)     $2,271,152.70
Total Recoveries (Months 3, 2, 1)      $1,927,595.33
Net Loss / (Recoveries) for 3 Mos        $343,557.37 (a)

Total Balance (Months 5, 4, 3)     $1,212,197,389.73 (b)

Loss Ratio Annualized  [(a/b) * (12)]         0.3401%

Trigger:  Is Ratio > 1.5%                         No
                                                                               Dec-97            Jan-98             Feb-98

B)   Delinquency Trigger:                                                   $4,725,265.60      $4,970,294.66      $4,252,470.11
     Balance delinquency 60+ days                                                1.20655%           1.31881%           1.18043%
     As % of Beginning Pool Balance                                              0.81744%           1.09815%           1.23526%
     Three Month Average

Trigger:  Is Average > 2.0%                       No

C)   Noteholders Percent Trigger:             3.7343%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                       No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer